SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): March 24, 2005

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vertis, Inc. (“Vertis” or the “Company”) has entered into an employment agreement with Ann M. Raider, effective March 24, 2005 (the “Raider Agreement”) pursuant to which Ms. Raider began employment on April 11, 2005 as Chief Strategy Officer.  The Raider Agreement may be terminated by either Ms. Raider or the Company at any time for any reason.  Under the Raider Agreement, Ms. Raider will receive an annual base salary of $300,000.  The Raider Agreement also provides that Ms. Raider will receive a signing bonus of $50,000 and will participate in the Company’s Executive Incentive Plan, on terms to be determined.  Ms. Raider will also receive a grant of 5,000 shares of the Company’s restricted common stock under the Vertis Holdings, Inc. Equity Plan, and certain fringe benefits.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1      Press Release, dated April 15, 2005, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	DEAN D. DURBIN
Name: Dean D. Durbin
Title: President and Chief Operating Officer

Date: April 15, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 15, 2005, issued by Vertis, Inc.